Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-108036) and in the Registration Statements on Form S-8 (Nos. 333-124771, 333-120018, 333-110093, 333-102049, 333-84846, 333-50942, 333-49182, 333-62275, 333-38871 and 333-10697) of Hyperion Solutions Corporation of our report dated August 26, 2005 relating to the consolidated financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP San Jose, California
August 30, 2005